UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 16, 2016

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation) 1583 South 1700 East Vernal, Utah (Address of principal executive offices)	46-4341605 (I.R.S. Employer Identification No.) 84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2016, Superior Drilling Products, Inc., and certain of its affiliates, entered into a Modification and Forbearance Agreement (the “Forbearance Agreement”) with First National Commercial Credit (“FNCC”). Under the Forbearance Agreement, FNCC agreed to forbear from taking any action with respect to the Company’s defaults under the FNCC credit facility as of June 30, 2016, through September 30, 2016 or such earlier date as the Company breaches the credit facility or the Forbearance Agreement. The Company was required to pay a fee of $35,000 and an additional $100,000 towards the outstanding principal under the credit facility. During the forbearance period, the availability under the credit facility is limited to $100,000. In addition, G. Troy Meier, Chief Executive Officer of the Company, and Annette Meier, President and Chief Operating Officer of the Company, have provided an unconditional joint and several guaranty of all obligations under the credit facility (the “Guaranty”). If the Company fails to repay all amounts outstanding under the credit facility on or before September 30, 2016, the Company will need to restructure the debt obligations with FNCC or FNCC will be entitled to exercise all rights and remedies available to them under the credit facility.

The foregoing descriptions of the Forbearance Agreement and the Guaranty are qualified in their entirety by reference to the text of the Forbearance Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Modification and Forbearance Agreement dated August 15, 2016 by and among Superior Drilling Products, Inc., Superior Drilling Solutions, LLC, Hard Rock Solutions, LLC, Extreme Technologies, LLC and Federal National Payables, Inc.

10.2	Guaranty among G. Troy Meier, Annette Meier, and Federal National Payables, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2016

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Christopher D. Cashion
Christopher D. Cashion Chief Financial Officer